UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 4, 2015

PRA Group, Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	000-50058	75-3078675
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Corporate Boulevard, Norfolk, Virginia		23502
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	888-772-7326

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 7, 2015, PRA Group, Inc. (the “Company”) issued the press release furnished herewith as Exhibit 99.1, announcing the appointment of Vikram A. Atal to the Company’s Board of Directors to serve as an independent director, effective immediately.  Mr. Atal, age 59, in his 27 years with Citigroup, Inc. served as Executive Vice President and Vice Chairman, Global Cards  and also as Chairman and CEO of Citi Cards. Mr. Atal will stand for election at the Company’s 2016 annual meeting of shareholders.  Mr. Atal will participate in the Company’s standard outside director compensation program, as disclosed in the Company’s 2015 Proxy Statement. There are no family relationships between Mr. Atal and any of the Company’s directors or officers and there have been no transactions, or any currently proposed transactions in which the Company was or is to be a participant in which Mr. Atal had or will have a direct or indirect material interest which would be required to be reported herein.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.

99.1  Press Release Dated August 7, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA Group, Inc.

August 7, 2015	By:	/s/ Kevin P. Stevenson

Name: Kevin P. Stevenson
Title: EVP/CFO